Exhibit 10(b)

ALLETE Executive Long-Term Incentive Plan
Form of Cash Award
Effective 2018
[CEO and CFO]

Target Award Opportunity

Base Salary	$

Times

Award Opportunity (percent of base salary)%

Equals

Target Award	$

Performance Levels and Award Amounts

Goal Performance Level	Payout as Percent of Target Award	Award Amount
Superior	200%	$
Target	100%	$
Threshold	45%	$
Below Threshold	0%	$

Goals

Goal
Weighting
Financial Goals
Net Income	50%
Cash from Operating Activities	25%

Strategic & Operational Positioning Goals	25%
100%

Compensation Subject to Compensation Recovery Policy

Long-Term Incentive Plan compensation is subject to recoupment as defined in the Compensation Recovery policy.